Exhibit 99.3

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Barton J. Winokur, Martin Nussbaum and Derek M. Winokur, or any of them, the undersigned’s true and lawful attorney-in-fact to take certain actions in connection with (i) the undersigned’s beneficial ownership of, or participation in a group (the “Group”) with Third Point LLC with respect to, securities of Campbell Soup Company (the “Company”) directly or indirectly beneficially owned by the undersigned and (ii) any proxy solicitation of the Group to elect the Group’s slate (the “Slate”) of director nominees to the board of directors of the Company at the next meeting of the shareholders of the Company called for the purpose of electing at least a majority of the directors and any special meeting of shareholders called for the purpose of electing directors before such meeting, and any adjournments or postponements thereof (the “Solicitation”). Such actions shall be limited to:

1.                  executing for and on behalf of the undersigned any Schedule 13D, and amendments thereto, filed by the undersigned or the Group that are required to be filed under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder in connection with the undersigned’s beneficial ownership of, or participation in the Group with respect to, securities of the Company or the Solicitation;

2.                  executing for and on behalf of the undersigned any Schedule 14A, and amendments thereto or other soliciting materials in connection therewith, filed by the undersigned or the Group that are required to be filed under Section 14 of the Exchange Act and the rules thereunder, including Regulation 14A under the Exchange Act, in connection with the undersigned’s participation in the Group or the Solicitation;

3.                  performing any and all acts, and executing any documents, for and on behalf of the undersigned in connection with or arising under that certain agreement, dated as of August 9, 2018, by and between Third Point LLC and the undersigned pursuant to which the undersigned agreed to be a member of the Group; and

4.                  executing for and on behalf of the undersigned any nominee agreement, written consent of nominee to be named on a proxy statement or solicitation statement and to serve as a director, or similar documents in connection with the undersigned’s participation in the Slate or the Solicitation, and any other documents related to any of the foregoing;

5.                  performing any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such document, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority in connection with the foregoing.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 13(d), Section 16 or Section 14 of the Exchange Act. Notwithstanding the foregoing, nothing herein shall obligate the undersigned to file any documents jointly as part of the Group.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer a member of the Group unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of September, 2018.

/s/ George Strawbridge, Jr.
George Strawbridge, Jr.